Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-206206) of our report dated February 9, 2024 relating to the financial statements of Illinois Tool Works Inc. and the effectiveness of Illinois Tool Works Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Illinois Tool Works Inc. for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 2, 2024